Exhibit 99.1

Dex One Corporation Reports Third Quarter 2010 Results

  EBITDA of $200 Million, as Adjusted
  Free Cash Flow of $145 Million, as Adjusted
  2010 Ad Sales Guidance Updated; EBITDA and Free Cash Flow Guidance Affirmed

CARY, N.C.--(BUSINESS WIRE)--November 9, 2010--Dex One Corporation (NYSE: DEXO) today announced its third quarter results as follows:

THIRD QUARTER RESULTS SUMMARY
Metric	Amount (dollars in millions)
Advertising sales	$338
Advertising sales decline YoY	15 percent
Adjusted net revenue(1)	$435
Adjusted EBITDA(1)	$200
Adjusted free cash flow(1)	$145

Net revenue, net loss and cash flow from operations in the quarter were $259 million, $391 million and $154 million, respectively.

In order to provide more visibility into future revenue, the company is now providing a quarterly bookings(2) number that reflects the contract value signed in the period. Bookings in the quarter were $389 million, representing a decline of 14 percent on a year-over-year basis.

Alfred Mockett, recently appointed CEO of Dex One, stated, “I am delighted to join the company to lead it through the next phase of its evolution. My task is to transform the company and to create shareholder value by invigorating the sales effort, attacking the cost base, stabilizing the business and ultimately restoring the company to a path of profitable revenue growth. I have spent my early weeks in the company listening to our customers, employees and investors and it is clear there is a shared desire for quick and decisive action. We are hard at work, crafting a new and compelling vision for the future, articulating a strategy to deliver that vision and underpinning the strategy with a robust set of executable business plans.”

Mockett continued, “Within our markets, we are uniquely positioned to manage the distribution of local businesses’ information across the access technologies that consumers use: print, online and mobile. My confidence is rooted in our distinct stores of value – deep domain expertise in the realm of local businesses, our database of business information and our direct relationships with local businesses maintained by our 1,350 marketing consultants across our twenty-eight state footprint.”

Steven M. Blondy, Executive Vice President and CFO of Dex One said, “Third quarter ad sales were adversely impacted by an above average weighting of major metro markets and a challenging selling environment. In spite of this, we continue to generate strong EBITDA and free cash flow that we are using to repay debt.”

During the quarter, Dex One repaid $127 million of debt. As of September 30, 2010, adjusted net debt was $2,824 million and the company’s cash balance was $130 million.

During the third quarter, Dex One Corporation recorded a non-cash, pre-tax impairment charge of approximately $390 million, primarily triggered by the decline in the company’s stock price. This charge does not impact the Company’s current or future cash flow, compliance with debt covenants, tax attributes or management’s outlook for the business.

Blondy continued, “As part of an enterprise-wide strategic evaluation and continuous effort to reduce our cost structure, we expect to record a pre-tax restructuring charge in the fourth quarter of between $30 and $50 million. After the impact of the charge and cash payments, we expect to achieve our existing EBITDA and free cash flow guidance range. We are currently finalizing plans to realign internal resources to better support our base of business and ensure our organizational structure is optimized to compete in a rapidly evolving marketplace.”

The adoption of fresh start accounting also had a significant impact on the company’s reported results commencing on February 1, 2010. These reported results are not indicative of our underlying operating and financial performance and are not comparable to any prior period presentation. As of September 30, 2010, adjusted net debt added back $99 million of fresh start accounting fair value discount. More information can be found in the accompanying schedules and schedule footnotes.

Outlook

The company is updating its full year 2010 advertising sales guidance and reaffirming all other measures as follows:

Combined Adjusted Figures / Statistical Measures
Metric	Current	Prior(3)
Advertising sales decline YoY	15.5% to 16.0%	14.5% to 15.5%
Combined, adjusted net revenue(1)	no change	$1.8 Bn
Combined, adjusted EBITDA(1)	no change	$775mm to $800mm
Combined, adjusted free cash flow(1)	no change	$500mm to $525mm

The outlook for net revenue, operating loss (midpoint) and cash flow from operations (midpoint) is $0.8 billion, $1.3 billion and $460 million, respectively.

Blondy said, “We are affirming our 2010 guidance for revenue, EBITDA and free cash flow. In addition, we are updating our ad sales guidance to reflect refinements in our estimating tools supporting a performance-based product trial. This change will reduce current year’s ad sales by approximately $10 million. Absent this adjustment, the company was on a trajectory to achieve the previous guidance range, albeit at the bottom of the range. This change impacts ad sales, but does not impact any GAAP, adjusted or combined, adjusted figure in any period.”

Important information regarding operating results and related reconciliations of non-GAAP financial measures to the most comparable GAAP measures can be found in the schedules and related footnotes to this press release, which should be thoroughly reviewed. All figures are preliminary and subject to change pending the filing of our Quarterly Report on Form 10-Q. Advertising sales is a statistical measure and consists of sales of advertising in print directories distributed during the period and Internet-based products and services with respect to which such advertising first appeared publicly during the period. Bookings are another non-GAAP figure that represent the expected contract value signed in the period. It is important to distinguish advertising sales and bookings from net revenue, which is recognized under the deferral and amortization method.

Third Quarter Conference Call

Dex One Corporation will be hosting a conference call to discuss its third quarter 2010 results today at 8:30 a.m. (ET). Individuals within the United States can access the call by dialing 800-857-0258 – others should dial 773-756-0883. The pass code for the call is “Dex One”. In order to ensure a prompt start time, please dial into the call by 8:20 a.m. (ET). In addition, a live Web cast will be available at www.DexOne.com and an archived version will be accessible for up to one year. A replay of the conference call can also be accessed from within the United States by dialing 866-497-7585 and internationally by dialing 203-369-1784. There is no pass code for the replay, which will be available through November 23, 2010.

Endnotes

1) These are non-GAAP financial measures. Please see the discussion of non-GAAP financial measures in the schedules and related footnotes at the end of this press release.

2) Bookings associated with our local customers represent signed contracts during the period. Bookings associated with our national customers represent what has been published or fulfilled during the period. The year-over-year change in bookings compares current period bookings to the sum of: 1) the value of the contracts (or published / fulfilled value in the case of national customers) that returning customers signed in the prior year and 2) the value of the contracts (or published / fulfilled value in the case of national customers) of customers who did not renew their advertising from the prior period.

3) Prior guidance was provided on August 5, 2010.

About Dex One Corporation

Dex One Corporation (NYSE: DEXO) helps local businesses reach, win and keep ready-to-buy customers. The company’s highly-skilled, locally based marketing consultants offer a wide range of products and services that help local businesses get found more than 1.5 billion times each year by actively shopping consumers. Dex One offers local businesses personalized services and exposure across a broad network of local information solutions – including print, online and mobile. For more information visit www.dexknows.com or www.DexOne.com.

Safe Harbor Provision

Certain statements contained in this press release regarding Dex One Corporation’s future operating results, performance, business plans, prospects, guidance and any other statements not constituting historical fact are “forward-looking statements” subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, the words “believe,” “expect,” “anticipate,” “intend,” “should,” “will,” “would,” “planned,” “estimated,” “potential,” “goal,” “outlook,” “may,” “predicts,” “could,” or the negative of such terms, or other comparable expressions, as they relate to Dex One Corporation or its management, have been used to identify such forward-looking statements. All forward-looking statements reflect only Dex One Corporation’s current beliefs and assumptions with respect to future business plans, prospects, decisions and results, and are based on information currently available to Dex One Corporation. Accordingly, the statements are subject to significant risks, uncertainties and contingencies, which could cause Dex One Corporation’s actual operating results, performance or business plans or prospects to differ materially from those expressed in, or implied by, these statements.

Factors that could cause actual results to differ materially from current expectations include risks and other factors described in Dex One Corporation’s publicly available reports filed with the SEC, which contain a discussion of various factors that may affect Dex One Corporation’s business or financial results. Such risks and other factors, which in some instances are beyond Dex One Corporation’s control, include: changes in directory advertising spend and consumer usage; competition and other economic conditions; our ability to generate sufficient cash to service our debt; our ability to comply with the financial covenants contained in our debt agreements and the potential impact to operations and liquidity as a result of restrictive covenants in such debt agreements; our ability to refinance or restructure our debt on reasonable terms and conditions as might be necessary from time to time; increasing interest rates; regulatory and judicial rulings; changes in the company’s and the company’s subsidiaries credit ratings; changes in accounting standards; adverse results from litigation, governmental investigations or tax related proceedings or audits; the effect of labor strikes, lock-outs and negotiations; successful realization of the expected benefits of acquisitions, divestitures and joint ventures; the continued enforceability of the commercial agreements with Qwest, CenturyLink and AT&T our reliance on third-party vendors for various services; and other events beyond our control that may result in unexpected adverse operating results. Dex One Corporation is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet service providers. This press release is being furnished to the SEC through a Form 8-K. The company’s 2010 Quarterly Report on Form 10-Q for the period ended September 30, 2010 to be filed with the SEC may contain updates to the information included in this release.

(See attached schedules and related footnotes)

DEX ONE CORPORATION	Schedule 1
INDEX OF SCHEDULES

Schedule 1:	Index of Schedules

Schedule 2:	Unaudited Condensed Consolidated Statements of Operations for the three and eight months ended September 30, 2010 (Successor Company), the one month ended January 31, 2010 and the three and nine months ended September 30, 2009 (Predecessor Company)

Schedule 3:	Unaudited Adjusted Statement of Operations for the three months ended September 30, 2010 (Successor Company) and Unaudited Condensed Consolidated Statement of Operations for the three months ended September 30, 2009 (Predecessor Company)

Schedule 4:	Unaudited Combined Adjusted Statement of Operations for the nine months ended September 30, 2010 (Successor Company) and Unaudited Condensed Consolidated Statement of Operations for the nine months ended September 30, 2009 (Predecessor Company)

Schedule 5:	Unaudited Condensed Consolidated Balance Sheets at September 30, 2010 (Successor Company) and December 31, 2009 (Predecessor Company)

Schedule 6:	Unaudited Condensed Consolidated Statements of Cash Flows for the three and eight months ended September 30, 2010 (Successor Company), the one month ended January 31, 2010 and the three and nine months ended September 30, 2009 (Predecessor Company)

Schedule 7:	Reconciliation of Non-GAAP Measures

Schedule 8:	Statistical Measure - Advertising Sales

Schedule 9:	Notes to Unaudited Condensed Consolidated Financial Statements
and Non-GAAP Measures

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

DEX ONE CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS					Schedule 2

Amounts in millions, except earnings (loss) per share

	Successor Company		Predecessor Company
	Three Months Ended September 30, 2010	Eight Months Ended September 30, 2010	One Month Ended January 31, 2010	Three Months Ended September 30, 2009	Nine Months Ended September 30, 2009

Net revenue (1)	$259.2	$473.3	$160.4	$534.0	$1,701.6
Expenses	202.6	497.0	76.1	274.9	849.9
Depreciation and amortization	58.3	157.3	20.2	142.6	427.7
Impairment charges (2)	389.6	1,159.3	-	-	-
Operating income (loss)	(391.3)	(1,340.3)	64.1	116.5	424.0
Interest expense, net	(67.5)	(189.9)	(19.7)	(63.5)	(423.8)
Income (loss) before reorganization items, net and income taxes	(458.8)	(1,530.2)	44.4	53.0	0.2
Reorganization items, net (3)	-	-	7,793.1	(7.1)	(77.9)
Income (loss) before income taxes	(458.8)	(1,530.2)	7,837.5	45.9	(77.7)
Tax (provision) benefit	68.2	626.8	(917.5)	(22.0)	(375.1)
Net income (loss)	$(390.6)	$(903.4)	$6,920.0	$23.9	$(452.8)

Earnings (loss) per share (EPS):
Basic	$(7.81)	$(18.06)	$100.3	$0.35	$(6.57)
Diluted	$(7.81)	$(18.06)	$100.2	$0.35	$(6.57)
Shares used in computing EPS:
Basic	50.0	50.0	69.0	68.9	68.9
Diluted	50.0	50.0	69.1	69.0	68.9

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 9.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

DEX ONE CORPORATION
UNAUDITED ADJUSTED STATEMENT OF OPERATIONS AND
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS				Schedule 3

Fresh Start and Other Adjustments

The Company adopted fresh start accounting and reporting effective February 1, 2010, the Fresh Start Reporting Date. The financial statements as of the Fresh Start Reporting Date will report the results of Dex One with no beginning retained earnings or accumulated deficit. Any presentation of Dex One represents the financial position and results of operations of a new reporting entity and is not comparable to prior periods presented by the Predecessor Company. The financial statements for periods ended prior to the Fresh Start Reporting Date do not include the effect of any changes in our capital structure or changes in the fair value of assets and liabilities as a result of fresh start accounting. As a result of the deferral and amortization method of revenue recognition, recognized advertising revenues reflect the amortization of advertising sales consummated in prior periods as well as in the current period. The adoption of fresh start accounting has a significant impact on the financial position and results of operations of the Company subsequent to the Fresh Start Reporting Date. Fresh start accounting precludes us from recognizing deferred revenue of $175.8 million and $721.9 million and certain deferred expenses of $37.9 million and $157.1 million during the three and eight months ended September 30, 2010 associated with directories that published prior to the Fresh Start Reporting Date. Thus, our reported results for the three and eight months ended September 30, 2010 are not indicative of our underlying operating and financial performance and are not comparable to any prior period presentation. Accordingly, management has provided a non-GAAP presentation of “Adjusted" and "Combined Adjusted" results for the three and nine months ended September 30, 2010, respectively, on Schedules 3 and 4. Management believes that these non-GAAP financial measures are important indicators of our operations because they exclude items that may not be indicative of, or related to, our core operating results, and provide a better baseline for analyzing our underlying business. Adjusted results adjusts GAAP results of the Company for the three months ended September 30, 2010 to (i) eliminate the fresh start accounting impact on revenue and certain related expenses noted above and (ii) exclude cost-uplift recorded under fresh start accounting of $3.6 million for the three months ended September 30, 2010. Combined Adjusted results (1) combines GAAP results of the Company for the eight months ended September 30, 2010 and GAAP results of the Predecessor Company for the one month ended January 31, 2010 and (2) adjusts these combined amounts to (i) eliminate the fresh start accounting  impact on revenue and certain related expenses noted above and (ii) exclude cost-uplift recorded under fresh start accounting of $8.7 million for the eight months ended September 30, 2010. Deferred directory costs, such as print, paper, distribution and commissions, relate to directories that have not yet been published and have been recorded at fair value, determined as (a) the estimated billable value of the published directory less (b) the expected costs to complete the directory, plus (c) a normal profit margin. This incremental fresh start accounting adjustment to step up the recorded value of the deferred directory costs to fair value is hereby referred to as “cost-uplift.”

Cost-uplift will be amortized over the terms of the applicable directories, not to exceed twelve months. Management believes that the non-GAAP presentation of Adjusted and Combined Adjusted results will help financial statement users better understand the material impact fresh start accounting has on the Company’s results of operations for the three and eight months ended September 30, 2010 and also offers a non-GAAP normalized comparison to GAAP results of the Predecessor Company for the three and nine months ended September 30, 2009. The non-GAAP Adjusted and Combined Adjusted results are reconciled to the most comparable GAAP measures. While the non-GAAP Adjusted and Combined Adjusted results exclude the effects of fresh start accounting and certain other items, such as goodwill and intangible asset impairment charges during the three and eight months ended September 30, 2010, it must be noted that the non-GAAP Adjusted and Combined Adjusted results are not strictly comparable to the Predecessor Company’s GAAP results for the three and nine months ended September 30, 2009 and should not be treated as such. We strongly encourage investors and stockholders to review our financial statements and publicly filed reports in their entirety and not rely on any single financial measure.

Amounts in millions

	Successor Company	Fresh Start and Other Adjustments	Adjusted	Predecessor Company
	Three Months Ended September 30, 2010		Three Months Ended September 30, 2010	Three Months Ended September 30, 2009

Net revenue (1)	$259.2	$175.8	$435.0	$534.0
Expenses	202.6	34.3	236.9	274.9
Depreciation and amortization	58.3	-	58.3	142.6
Impairment charges (2)	389.6	(389.6)	-	-
Operating income (loss)	$(391.3)	$531.1	$139.8	$116.5

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 9.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

DEX ONE CORPORATION
UNAUDITED COMBINED ADJUSTED STATEMENT OF OPERATIONS AND
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS					Schedule 4

Amounts in millions

	Successor Company	Predecessor Company	Fresh Start and Other Adjustments	Combined Adjusted	Predecessor Company
	Eight Months Ended September 30, 2010	One Month Ended January 31, 2010		Nine Months Ended September 30, 2010	Nine Months Ended September 30, 2009

Net revenue (1)	$473.3	$160.4	$721.9	$1,355.6	$1,701.6
Expenses	497.0	76.1	148.4	721.5	849.9
Depreciation and amortization	157.3	20.2	-	177.5	427.7
Impairment charges (2)	1,159.3	-	(1,159.3)	-	-
Operating income (loss)	$(1,340.3)	$64.1	$1,732.8	$456.6	$424.0

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 9.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

DEX ONE CORPORATION		Schedule 5
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

Amounts in millions
	Successor Company	Predecessor Company
	September 30, 2010	December 31, 2009
Assets
Cash and cash equivalents	$129.7	$665.9
Accounts receivable, net	678.1	825.8
Deferred directory costs	140.1	138.1
Other current assets	69.5	90.9
Total current assets	1,017.4	1,720.7

Fixed assets and computer software, net	194.3	157.3
Intangible assets, net (2)	2,414.2	2,158.2
Goodwill, net (2)	959.5	-
Deferred income taxes, net	-	399.9
Other non-current assets	3.8	62.7
Total Assets	$4,589.2	$4,498.8

Liabilities and Shareholders' Equity (Deficit)
Accounts payable and accrued liabilities	$117.0	$168.5
Short term deferred income taxes, net	15.6	108.2
Accrued interest	22.2	4.6
Deferred directory revenue	657.3	848.8
Current portion of long-term debt	146.4	993.5
Total current liabilities not subject to compromise	958.5	2,123.6

Long-term debt (3) (4)	2,708.7	2,561.2
Deferred income taxes, net	259.3	-
Other non-current liabilities	112.2	380.2
Total liabilities not subject to compromise	4,038.7	5,065.0

Liabilities subject to compromise (3)	-	6,352.8

Shareholders’ equity (deficit)	550.5	(6,919.0)

Total Liabilities and Shareholders' Equity (Deficit)	$4,589.2	$4,498.8

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 9.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

DEX ONE CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS					Schedule 6

Amounts in millions
	Successor Company		Predecessor Company
	Three Months Ended	Eight Months Ended	One Month Ended	Three Months Ended	Nine Months Ended
	September 30, 2010	September 30, 2010	January 31, 2010	September 30, 2009	September 30, 2009
Net cash provided by operating activities	$154.5	$394.5	$71.7	$232.0	$408.6

Investment activities:
Additions to fixed assets and computer software	(10.3)	(25.5)	(1.8)	(8.3)	(18.2)
Net cash used in investing activities	(10.3)	(25.5)	(1.8)	(8.3)	(18.2)

Financing activities:
Credit facilities repayments	(127.2)	(430.6)	(511.3)	(26.2)	(255.6)
Revolver borrowings	-	-	-	-	361.0
Revolver repayments	-	-	-	-	(18.7)
Debt issuance and other financing costs	-	(2.8)	(22.1)	-	-
Increase (decrease) in checks not yet presented for payment	(9.1)	(5.3)	(3.0)	2.1	(1.8)

Net cash provided by (used in) financing activities	(136.3)	(438.7)	(536.4)	(24.1)	84.9

Increase (decrease) in cash and cash equivalents	7.9	(69.7)	(466.5)	199.6	475.3
Cash and cash equivalents, beginning of period	121.8	199.4	665.9	406.9	131.2
Cash and cash equivalents, end of period	$129.7	$129.7	$199.4	$606.5	$606.5

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 9.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

DEX ONE CORPORATION
RECONCILIATION OF NON-GAAP MEASURES		Schedule 7a

(unaudited)

EBITDA, Adjusted EBITDA and Combined Adjusted EBITDA are not measurements of operating performance computed in accordance with GAAP and should not be considered as a substitute for net income (loss) prepared in conformity with GAAP. In addition, EBITDA may not be comparable to similarly titled measures of other companies. Management believes that these non-GAAP financial measures are important indicators of our operations because they exclude items that may not be indicative of, or related to, our core operating results, and provide a better baseline for analyzing our underlying business. Adjusted EBITDA of the Successor Company for the three and eight months ended September 30, 2010 is determined by adjusting EBITDA (i) to eliminate the fresh start accounting impact on revenue and certain expenses, (ii) to exclude the impact of cost-uplift recorded under fresh start accounting, (iii) to exclude the goodwill and intangible asset impairment charges during the three and eight months ended September 30, 2010 and (iv) for stock-based compensation expense and long-term incentive program.

Adjusted EBITDA of the Predecessor Company for the one month ended January 31, 2010 is determined by adjusting EBITDA for (i) reorganization items, net and (ii) stock-based compensation expense and long-term incentive program. Adjusted EBITDA of the Predecessor Company for the three months ended September 30, 2009 is determined by adjusting EBITDA for items such as (i) stock-based compensation expense and long-term incentive program, (ii) restructuring costs and (iii) reorganization items, net. Adjusted EBITDA of the Predecessor Company for the nine months ended September 30, 2009 is determined by adjusting EBITDA for items such as (i) stock-based compensation expense and long-term incentive program, (ii) restricted stock unit expense related to the Business.com Acquisition, (iii) restructuring costs, and (iv) reorganization items, net. Combined adjusted EBITDA for the nine months ended September 30, 2010 combines the adjusted EBITDA of the Successor Company for the eight months ended September 30, 2010 and the Predecessor Company for the one month ended January 31, 2010.

Amounts in millions

	Successor Company	Predecessor Company
	Three Months Ended	Three Months Ended
Reconciliation of net income (loss) - GAAP to EBITDA and Adjusted EBITDA	September 30, 2010	September 30, 2009

Net income (loss) - GAAP	$(390.6)	$23.9
Plus (less) tax provision (benefit)	(68.2)	22.0
Plus interest expense, net	67.5	63.5
Plus depreciation and amortization	58.3	142.6
EBITDA	$(333.0)	$252.0

Plus: Impairment charges (2)	389.6	-

Plus: Net revenue from advertising sales fulfilled prior to February 1, 2010, which would have been recognized during the three months ended September 30, 2010 absent our adoption of fresh start accounting required under GAAP.

	175.8	-

Plus: Cost-uplift on unpublished sales contracts as of February 1, 2010.	3.6	-

Less: Certain deferred expenses for advertising sales fulfilled prior to February 1, 2010, which would have been recognized during the three months ended September 30, 2010 absent our adoption of fresh start accounting required under GAAP.

	(37.9)	-

Plus: Stock-based compensation expense and long-term incentive program	1.9	3.8
Plus: Restructuring costs (for the three months ended September 30, 2009 only)	-	1.8
Plus: Reorganization items, net (3) (for the three months ended September 30, 2009 only)	-	7.1

Adjusted EBITDA	$200.0	$264.7

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 9.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

DEX ONE CORPORATION
RECONCILIATION OF NON-GAAP MEASURES		Schedule 7b

(unaudited)

Amounts in millions

	Successor Company
	Eight Months Ended
Reconciliation of net income (loss) - GAAP to EBITDA, Adjusted EBITDA and Combined Adjusted EBITDA	September 30, 2010

Successor Company

Net loss - GAAP	$(903.4)
Less tax benefit	(626.8)
Plus interest expense, net	189.9
Plus depreciation and amortization	157.3
EBITDA	$(1,183.0)

Plus: Impairment charges (2)	1,159.3

Plus: Net revenue from advertising sales fulfilled prior to February 1, 2010, which would have been recognized during the eight months ended September 30, 2010
absent our adoption of fresh start accounting required under GAAP.	721.9

Plus: Cost-uplift on unpublished sales contracts as of February 1, 2010.	8.7

Less: Certain deferred expenses for advertising sales fulfilled prior to February 1, 2010, which would have been recognized during the eight months ended September 30, 2010 absent
our adoption of fresh start accounting required under GAAP.	(157.1)

Plus: Stock-based compensation expense and long-term incentive program	7.9

Adjusted EBITDA - Successor Company	$557.7

	Predecessor Company
	One Month Ended	Nine Months Ended
Predecessor Company	January 31, 2010	September 30, 2009

Net income (loss) - GAAP	$6,920.0	$(452.8)
Plus tax provision	917.5	375.1
Plus interest expense, net	19.7	423.8
Plus depreciation and amortization	20.2	427.7
EBITDA	$7,877.4	$773.8

Plus: Stock-based compensation expense and long-term incentive program	1.1	12.4
Plus: Restricted stock unit expense related to the Business.com acquisition (nine months ended September 30, 2009 only)	-	0.4
Plus: Restructuring costs (nine months ended September 30, 2009 only)	-	12.9
Reorganization items, net (3)	(7,793.1)	77.9

Adjusted EBITDA - Predecessor Company	$85.4	$877.4

	Nine Months Ended
Combined Adjusted EBITDA	September 30, 2010

Adjusted EBITDA - Successor Company	$557.7
Adjusted EBITDA - Predecessor Company	85.4
Combined adjusted EBITDA	$643.1

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 9.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

DEX ONE CORPORATION
RECONCILIATION OF NON-GAAP MEASURES (cont'd)		Schedule 7c
(unaudited)

Adjusted cash flow from operations, Adjusted free cash flow and Combined Adjusted free cash flow are not measurements of operating performance computed in accordance with GAAP and should not be considered as a substitute for cash flow from operations prepared in conformity with GAAP. In addition, Adjusted cash flow from operations, Adjusted free cash flow and Combined Adjusted free cash flow may not be comparable to similarly titled measures of other companies. Management believes that these adjusted cash flow measures provide investors and stockholders with a relevant measure of liquidity and a useful basis for assessing the Company's ability to fund its activities and obligations. Adjusted cash flow from operations of the Successor Company for the three and eight months ended September 30, 2010 and Predecessor Company for the one month ended January 31, 2010 is determined by adjusting cash flow from operations - GAAP for cash reorganization payments.
Adjusted cash flow from operations of the Predecessor Company for the three months ended September 30, 2009 is determined by adjusting cash flow from operations - GAAP for (i) cash reorganization payments and (ii) cash restructuring payments. Adjusted cash flow from operations of the Predecessor Company for the nine months ended September 30, 2009 is determined by adjusting cash flow from operations - GAAP for (i) cash reorganization payments, (ii) cash restructuring payments and (iii) cash restricted stock unit payments related to the Business.com Acquisition. Adjusted free cash flow is determined by subtracting additions to fixed assets and computer software - GAAP from Adjusted cash flow from operations.
Combined Adjusted free cash flow for the nine months ended September 30, 2010 combines the Adjusted free cash flow of the Successor Company for the eight months ended September 30, 2010 and the Predecessor Company for the one month ended January 31, 2010.

Amounts in millions

Reconciliation of cash flow from operations - GAAP to adjusted free cash flow	Successor Company	Predecessor Company
	Three Months Ended	Three Months Ended
	September 30, 2010	September 30, 2009

Cash flow from operations - GAAP	$154.5	$232.0
Add: Cash reorganization payments	1.0	1.4
Add: Cash restructuring payments (three months ended September 30, 2009 only)	-	1.4
Adjusted cash flow from operations	155.5	234.8
Less: Additions to fixed assets and computer software - GAAP	10.3	8.3
Adjusted free cash flow	$145.2	$226.5

Reconciliation of cash flow from operations - GAAP to adjusted free cash flow and combined adjusted free cash flow	Successor Company
	Eight Months Ended
	September 30, 2010
Successor Company

Cash flow from operations - GAAP	$394.5
Add: Cash reorganization payments	24.0
Adjusted cash flow from operations	418.5
Less: Additions to fixed assets and computer software - GAAP	25.5
Adjusted free cash flow - Successor Company	$393.0

	Predecessor Company
Predecessor Company	One Month Ended	Nine Months Ended
	January 31, 2010	September 30, 2009
Cash flow from operations - GAAP	$71.7	$408.6
Add: Cash reorganization payments	3.5	48.4
Add: Cash restructuring payments (nine months ended September 30, 2009 only)	-	19.1
Add: Cash restricted stock unit payments related to the Business.com acquisition (nine months ended September 30, 2009 only)	-	0.4
Adjusted cash flow from operations	75.2	476.5
Less: Additions to fixed assets and computer software - GAAP	1.8	18.2
Adjusted free cash flow - Predecessor Company	$73.4	$458.3

Combined Adjusted Free Cash Flow	Nine Months Ended
	September 30, 2010
Adjusted free cash flow - Successor Company	$393.0
Adjusted free cash flow - Predecessor Company	73.4
Combined adjusted free cash flow	$466.4

Reconciliation of debt - GAAP to net debt and net debt - eliminating fair value discount (4) (5)	Successor Company	Predecessor Company
	September 30, 2010	December 31, 2009
Debt - GAAP	$2,855.1	$3,554.7
Less: Cash and cash equivalents	(129.7)	(665.9)
Net debt	2,725.4	2,888.8
Fair value discount	99.1	-
Net debt - eliminating fair value discount	$2,824.5	$2,888.8

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 9.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

DEX ONE CORPORATION	Schedule 7d
RECONCILIATION OF NON-GAAP MEASURES (cont'd)
(unaudited)

Amounts in billions

Full Year 2010
Outlook

Reconciliation of combined adjusted net revenue outlook to net revenue - GAAP outlook

Combined adjusted net revenue outlook	$1.8
Less: Fresh start accounting revenue adjustments	(1.0)
Net revenue - GAAP outlook	$0.8

Full Year 2010
Outlook
Reconciliation of combined adjusted EBITDA outlook to operating income - GAAP outlook

Combined adjusted EBITDA outlook (inclusive of restructuring expense in fourth quarter of 2010)	$0.79
Less: combined depreciation and amortization	(0.24)
Combined adjusted operating income outlook	0.55

Less: Net revenue from advertising sales fulfilled prior to February 1, 2010, which would
have been recognized during the period absent our adoption of fresh start accounting required under GAAP.	(0.79)

Plus: Certain deferred expenses from advertising sales fulfilled prior to February 1, 2010, which would have been recognized during the period absent our adoption of fresh start accounting required under GAAP,
net of deferred cost uplift on unpublished sales contracts as of February 1, 2010.	0.16

Less: Stock-based compensation expense and long-term incentive program	(0.01)
Less: Predecessor Company operating income impact for the month of January 2010	(0.06)
Less: Impairment charges	(1.16)
Operating income (loss) - GAAP outlook (inclusive of restructuring expense in fourth quarter of 2010)	$(1.31)

Full Year 2010
Outlook
Reconciliation of combined adjusted free cash flow outlook to free cash flow outlook and cash flow from operations outlook - GAAP

Combined adjusted free cash flow outlook (inclusive of restructuring payments in fourth quarter of 2010)	$0.51
Less: Predecessor Company free cash flow for the month of January 2010	(0.07)
Less: Cash reorganization payments	(0.02)
Free cash flow outlook	0.42
Plus: Additions to fixed assets and computer software	0.04
Cash flow from operations outlook - GAAP (inclusive of restructuring payments in fourth quarter of 2010)	$0.46

DEX ONE CORPORATION				Schedule 8
STATISTICAL MEASURE
CALCULATION OF ADVERTISING SALES PERCENTAGE CHANGE OVER PRIOR YEAR PERIODS
(unaudited)

Amounts in millions, except percentages
	Combined Nine Months	Three Months Ended	Three Months Ended	Combined Three Months
	Ended September 30, 2010	September 30, 2010	June 30, 2010	Ended March 31, 2010

2010 Advertising sales (6)	$1,234.3	$337.5	$443.4	$453.4

2009 Advertising sales disclosed in 2009 Form 10-K and Forms 10-Q	1,540.8	419.9	522.8	598.1

2008 Advertising sales disclosed in 2008 Form 10-K and Forms 10-Q	-	-	-	-

Adjustments primarily related to changes in publication dates	(65.1)	(24.1)	(4.9)	(36.1)

2009 Pro forma advertising sales	1,475.7	395.8	517.9	$562.0

2008 Pro forma advertising sales

Pro forma advertising sales percentage change over prior year periods	(16.4%)	(14.7%)	(14.4%)	(19.3%)

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements and Non-GAAP Measures - Schedule 9.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

DEX ONE CORPORATION	Schedule 9
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AND NON-GAAP MEASURES

(1)	Our advertising revenues are earned primarily from the sale of advertising in yellow pages directories we publish, net of sales claims and allowances. Advertising revenues also include revenues for Internet-based advertising products including online directories, such as DexKnows.com and DexNet. Advertising revenues are affected by several factors, including changes in the quantity and size of advertisements, acquisition of new clients, renewal rates of existing clients, premium advertisements sold, changes in advertisement pricing, the introduction of new products, an increase in competition and more fragmentation in the local business search market and general economic factors. Revenues with respect to print advertising and Internet-based advertising products that are sold with print advertising are recognized under the deferral and amortization method. Revenues related to our print advertising are initially deferred when a directory is published and recognized ratably over the directory’s life, which is typically 12 months. Revenues with respect to our advertising products that are non-performance based are recognized ratably over the life of the contract commencing when they are first delivered or fulfilled. Revenues with respect to our advertising products that are performance-based are recognized as the service is delivered or fulfilled.

(2)

Based upon the decline in the trading value of our debt and equity securities during the three months ended September 30, 2010, among other indicators, the Company concluded that there were indicators of impairment during the three months ended September 30, 2010. In addition, based upon the decline in the trading value of our debt and equity securities during the three months ended June 30, 2010 and the retirement of our Chairman and Chief Executive Officer on May 28, 2010, among other indicators, the Company concluded that there were indicators of impairment during the three months ended June 30, 2010. As a result of identifying indicators of impairment, we performed impairment tests as of September 30, 2010 and June 30, 2010 of our goodwill, definite-lived intangible assets and other long-lived assets in accordance with Accounting Standards Codification ("ASC") 350, Intangibles – Goodwill and Other and ASC 360, Property, Plant and Equipment. The testing results of our definite-lived intangible assets and other long-lived assets resulted in an impairment charge associated with trade names and trademarks, technology, local customer relationships and other from our Business.com reporting unit of $4.3 million and $17.3 million during the three months ended September 30, 2010 and June 30, 2010, respectively, for a total non-goodwill intangible asset impairment charge of $21.6 million during the eight months ended September 30, 2010. The testing results of our goodwill resulted in an impairment charge of $385.3 million and $752.3 million during the three months ended September 30, 2010 and June 30, 2010, respectively, for a total goodwill impairment charge of $1,137.6 million during the eight months ended September 30, 2010, which has been recorded at each of our reporting units. The Company has excluded the goodwill and intangible asset impairment charges from Adjusted and Combined Adjusted Results for the three and nine months ended September 30, 2010.

(3)

Reorganization items directly associated with the process of reorganizing the business under Chapter 11 of the Bankruptcy Code were recorded on a separate line item on the unaudited condensed consolidated statements of operations. The Predecessor Company had recorded $7.8 billion of reorganization items during the one month ended January 31, 2010 associated with the gain on reorganization/settlement of liabilities subject to compromise and the impact of fresh start accounting adjustments. The Predecessor Company had recorded $7.1 million and $77.9 million of reorganization items during the three and nine months ended September 30, 2009, respectively, associated with items such as professional fees, the write-off of unamortized deferred financing costs, net premiums / discounts and fair value adjustments due to purchase accounting associated with long-term debt classified as liabilities subject to compromise, and rejected leases. Additionally, liabilities were segregated between liabilities not subject to compromise and liabilities subject to compromise on the unaudited condensed consolidated balance sheet at December 31, 2009. The Predecessor Company's senior notes, senior discount notes and senior subordinated notes were classified as liabilities subject to compromise at December 31, 2009 and the Predecessor Company's credit facilities were excluded from liabilities subject to compromise at December 31, 2009.

(4)	In conjunction with our adoption of fresh start accounting, an adjustment was established to record our outstanding debt at fair value on the Fresh Start Reporting Date. The Company was required to record our amended and restated credit facilities at a discount as a result of their fair value on the Fresh Start Reporting Date. Therefore, the carrying amount of these debt obligations is lower than the principal amount due at maturity. This fair value adjustment is amortized as an increase to interest expense over the remaining term of the respective debt agreements and does not impact future scheduled interest or principal payments. The unamortized fair value adjustment resulting from fresh start accounting was $99.1 million at September 30, 2010.

(5)	Net debt represents total debt less cash and cash equivalents on the respective date. Net debt – eliminating fair value discount eliminates the fair value discount as a result of fresh start accounting described in Note 4 and represents principal amounts due at maturity. Net debt as of December 31, 2009 excludes $6.1 billion of long-term debt classified as liabilities subject to compromise on the audited selected balance sheet data.

(6)	Advertising sales is a non-GAAP statistical measure and consists of sales of advertising in print directories distributed during the period and Internet-based products and services with respect to which such advertising first appeared publicly during the period. It is important to distinguish advertising sales from net revenue, which is recognized under the deferral and amortization method. Combined advertising sales for the nine months ended September 30, 2010 combines advertising sales of the Successor Company for the eight months ended September 30, 2010 and the Predecessor Company for the one month ended January 31, 2010. Combined advertising sales for the three months ended March 31, 2010 combines advertising sales of the Successor Company for the two months ended March 31, 2010 and the Predecessor Company for the one month ended January 31, 2010. In order to provide more visibility into what the Company will book as revenue in the future, we have introduced a non-GAAP statistical measure called bookings, which represent sales activity associated with our print directories and Internet-based products and services during the period. Bookings associated with our local customers represent signed contracts during the period. Bookings associated with our national customers represent what has been published or fulfilled during the period. Bookings for the three months ended September 30, 2010 were $389.4 million, representing a decline of $65.2 million, or 14.3%, from bookings of $454.6 million for the Predecessor Company three months ended September 30, 2009. Bookings for the nine months ended September 30, 2010 were $1,213.3 million, representing a decline of $206.5 million, or 14.5%, from bookings of $1,419.8 million for the Predecessor Company nine months ended September 30, 2009.

Note: These schedules are preliminary and subject to change pending the Company's filing of its Form 10-Q.

CONTACT:
Dex One Corporation
Investors – Jamie Andelman, 800-497-6329
or
Media – Tyler Gronbach, 919-297-1541